SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE DAVEY TREE EXPERT COMPANY

NOTICE OF

2003 ANNUAL MEETING

AND

PROXY STATEMENT

R. Douglas Cowan
Chairman of the Board and
     Chief Executive Officer

Karl J. Warnke
President and
     Chief Operating Officer

                                                                                                                                                            April 21, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Davey Institute, Kent, Ohio at 5:00 p.m. on Tuesday, May 20, 2003. We hope you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and sign and return in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

R. DOUGLAS COWAN                                   KARL J. WARNKE
Chairman of the Board and                                 President and
Chief Executive Officer                                       Chief Operating Officer

THE DAVEY TREE EXPERT COMPANY

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at The Davey Institute, Kent, Ohio, at 5:00 p.m. on Tuesday, May 20, 2003. The purpose of the meeting is:

     1.     To elect directors to the class whose term expires in 2006.

     2.     To amend the Articles of Incorporation to increase the authorized number of Common Shares.

     3.     To hear reports and to transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 5, 2003, are entitled to notice of and to vote at the meeting.

                                                           For the Board of Directors,

                                                          David E. Adante
                                                          Secretary

April 21, 2003

THE DAVEY TREE EXPERT COMPANY

PROXY STATEMENT

 The Board of Directors of The Davey Tree Expert Company requests your proxy for use at the Annual Meeting of Shareholders to be held on May 20, 2003, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect as directors the nominees listed on page four and to approve the increase in the authorized number of shares on page 16. You may revoke your proxy before it is voted by submitting another proxy card with a later date or by giving notice to the Company in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 21, 2003. The Company's executive offices are located at 1500 North Mantua Street, Kent, Ohio 44240. Its telephone number is (330) 673-9511.

ELECTION OF DIRECTORS

The Company's Board of Directors is now composed of ten directors, three directors in the class whose terms expire in 2003, four directors in the class whose terms expire in 2004 and three directors in the class whose terms expire in 2005. Provided the shareholders vote to elect the directors nominated in this proxy, one vacancy, as described below, will exist on the Board of Directors after the 2003 Annual Meeting of Shareholders. Each of the directors serves for a term of three years and until a successor is elected.

Nominees for election as directors for the term expiring in 2006, as well as present directors, whose term will continue after the meeting, appear below. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES LISTED.

Nominees for Directors Whose Terms Expire in 2006

Willard R. Holland, age 67, has been a director of the Company since 2000.  He was Chairman of the Board and Chief Executive Officer of FirstEnergy Corporation, an electric utility, since 1997.  He was also Chairman of the Board and Chief Executive Officer of Pennsylvania Power, an electric utility, since 1993 and until his retirement as Chief Executive Officer in 1999 and as Chairman in 2000.  Prior to that, he was Chief Executive Officer of Ohio Edison, one of the predecessors of FirstEnergy Corporation, from 1993 to 1997 and Chairman of Ohio Edison from 1996 to 1997.  He is a director of A. Schulman, Inc., a supplier of fabricated plastics to manufacturers.

Robert A. Stefanko, age 60, has been a member of A. Schulman Inc.'s Board of Directors since 1980 and Chairman of the Board since 1991.  He joined Schulman, a supplier of fabricated plastics to manufacturers, in 1972 and has been the Company's Executive Vice President-Finance & Administration and Treasurer since before 1997.

Mr. Stefanko serves on the boards of Akron General Medical Center, Akron General Development Foundation, Akron Regional Development Board and Leadership Akron.  He also served on the board of the Akron Community Foundation until June 2000 and is a director on the Advisory Board of KeyBank-Akron.

Karl J. Warnke, age 51, has been a director of the Company since 2000.  He has been President and Chief Operating Officer of the Company since 1999.  Prior to that, Mr. Warnke was Executive Vice President of the Company since 1993 and was Vice President and General Manager, Utility Services, since 1988.

Present Directors Whose Terms Expire in 2004

R. Cary Blair, age 63, has been a director of the Company since 1989. He has been Chairman and Chief Executive Officer of the Westfield Companies, a regional property, casualty, and life insurance company headquartered in Westfield, Ohio, since before 1996. He has been a director of the Westfield Companies since 1984 and is a director of Inter-Ocean Reinsurance Co., Ltd., a multi-line finite reinsurance concern. He is also a director of First Merit Corporation, a financial institution headquartered in Akron, Ohio.

Douglas K. Hall, age 51, has been a director of the Company since 1998. He has been Chief Executive Officer and Chairman of Earth Satellite Corporation, a provider of remote sensing utilizing geographic information systems (GIS) since 1999. Prior to joining Earth Satellite, he was Vice President and Chief Operations Officer of The Nature Conservancy, an international conservation organization with 900,000 members from 1996 to 1999. From 1993 to 1996, he served as Assistant Secretary for Oceans and Atmosphere and Deputy Administrator of the National Oceanic and Atmospheric Administration (NOAA) in the U.S. Department of Commerce.

James H. Miller, age 76, has been a director of the Company since 1985. Mr. Miller has been retired since 1986.  Before his retirement, he was Vice President-Administration of GenCorp, Inc. (formerly the General Tire and Rubber Co.), a tire manufacturer.

There is currently a vacancy on the Board of Directors in the class whose terms expire in 2004.

Present Directors Whose Terms Expire in 2005

Dr. Carol A. Cartwright, age 61, has been the President of Kent State University since 1991.  Previously, she was Vice Chancellor for Academic Affairs at the University of California at Davis and Dean for Undergraduate Programs and Vice Provost at The Pennsylvania State University.  Dr. Cartwright serves on the board of directors of KeyCorp, a financial institution, PolyOne Corporation, a provider of polymer products, and FirstEnergy Corp., an electric utility.  She also serves on the board of directors of the National Association of State Universities and Land-Grant Colleges, the National Collegiate Athletic Association, the Board of Trustees of the Woodrow Wilson International Center for Scholars, and the Knight Commission on Intercollegiate Athletics.

R. Douglas Cowan, age 62, has been a director of the Company since 1982, Chairman of the Board since 1997, and Chief Executive Officer since 1988, and was President for more than five years until 1999 when his successor was elected. Mr. Cowan is a member of the Board of Trustees of Kent State University, appointed by Governor Bob Taft in 1997.  He is also a director of The J.M. Smucker Co., a manufacturer and marketer of food products.

Russell R. Gifford, age 63, has been a director of the Company since 1997. He has been a Consultant with The Gifford Group since 2001 and was President of Consolidated Natural Gas System, an unregulated marketing arm of CNG Energy Services Corporation, from 1994 to his retirement in 1997. Mr. Gifford is a director of Applied Industrial Technologies, Inc., a parts and service distribution company.

Director Interlocks

Mr. Blair is a director of FirstMerit Corporation and Dr. Cartwright is a director of KeyCorp.  Both financial institutions are creditors of the Company through a multiple financial institution credit agreement as described in the notes to the Company's 2002 financial statements.

Committees of the Board of Directors; Attendance

The present members of the Compensation Committee are Messrs. Blair (Chairman), Gifford, Gray, andHall. The Compensation Committee, which must be composed entirely of outside directors, recommends to the Board of Directors the salaries and other compensation of executive officers of the Company and supervises the administration of the Company's benefits programs. The Compensation Committee met two times in 2002.

The present members of the Audit Committee are Dr. Cartwright and Messrs. Gifford (Chairman), Hall, and Miller. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal and independent auditors; the independent auditors qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements.  The members of the Committee are outside directors who meet the independence and expertise requirements of the New York Stock Exchange and the independence requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee met two times in 2002.

The present members of the Corporate Governance Committee are Dr. Cartwright and Messrs. Blair, Cowan, Gray (Chairman), and Holland. The Corporate Governance Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. The Committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder who wishes to suggest a director candidate for consideration by the Committee should consult the applicable provision of the Company's Regulations, which are available for inspection at the Company's offices during business hours. The Committee will conduct annual performance evaluations of the committees of the Board. The Committee (formerly the Nominating Committee) met two times in 2002.

As of March 11, 2003, the Finance Committee's activities, which included reviews of the Company's annual business plan as developed by management and reviews of longer-term financial issues affecting the Company's ownership structure, financial condition and business plans have been absorbed by the Board of Directors. The members of the Finance Committee were Messrs. Cowan, Gray, Holland, Miller (Chairman), and Warnke.  The Finance Committee met four times in 2002.

The Board held five meetings in 2002.  All incumbent directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Compensation of Directors

The Company pays directors who are not executive officers of the Company a fee of $12,000 per year plus $1,000 for the first and $500 for each additional Board or Committee meeting attended on the same day, plus reasonably incurred travel and lodging expenses. Committee chairs receive an additional retainer of $2,500 per year and a nonemployee Chairman of the Board receives an additional $5,000 retainer per year. Directors receive a fee of $500 for each teleconference meeting or written consent related to considering the authorization or taking of an action without a meeting. Directors may defer all or part of their fees in cash or stock equivalent units until their retirement as directors.

In addition, inside directors may not serve on the Compensation or Audit Committee.  Outside directors generally serve on at least two committees.

Ownership of Common Shares

The following table shows, as of April 5, 2003, the number and percent of Common Shares of the Company beneficially owned by each nominee, director, the officers listed in the Summary Compensation Table, and all directors and officers as a group:

Name	Number of Shares (1)(2)	Percent (2) (3)

R. Douglas Cowan	367,239	4.25
Karl J. Warnke	227,398	2.64
R. Cary Blair	14,000.16
Dr. Carol A. Cartwright	4,500.05
Russell R. Gifford	14,200.17
Richard S. Gray	18,000.21
Douglas K. Hall	10,000.12
Willard R. Holland	4,000.05
James H. Miller	46,000.54

David E. Adante	226,928	2.63
Howard D. Bowles	204,969	2.39
C. Kenneth Celmer	174,094	2.03
20 directors and officers as a group, including those listed above	2,080,404	24.21

(1)     Other than as described below, beneficial ownership of the Common Shares listed in the tables is comprised of sole voting and investment power, or voting and investment power, shared with a spouse.

          Includes shares allocated to individual accounts under the Company's 401KSOP and ESOP Plan (the
           "KSOP") with respect to which the following executive officers have only sole voting power as follows: R. Douglas Cowan, 47,741 shares; Karl J. Warnke, 19,752 shares; David E. Adante, 24,678 shares; C. Kenneth Celmer, 37,929 shares; Howard D. Bowles, 28,911 shares; and 309,937 shares by all officers as a group.

(2)     These include the right to purchase on or before June 4, 2003, upon the exercise of outstanding stock options, 104,000 Common Shares by Mr. Cowan, 61,245 Common Shares by Mr. Warnke, 76,000
          Common Shares by Mr. Adante, 48,000 Common Shares by Mr. Celmer, 52,000 Common Shares by
          Mr. Bowles, and 574,045 Common Shares by all directors and officers as a group.

(3)     Percentage calculation based on total shares outstanding plus the options exercisable by the respective individual on or before June 4, 2003, in accordance with Rule 13d-3(d) of the Securities Exchange Act of 1934.

To the Company's knowledge, as of April 5, 2003, no person or entity was an owner, beneficial or otherwise, of more than five percent of the outstanding Common Shares of the Company. Reliance Trust Co., trustee of the KSOP, 3384 Peachtree Road, NE, Suite 900, Atlanta, Georgia  30326, had, as of April 5, 2003, certain trustee imposed rights and duties with respect to Common Shares held by it. The number of Common Shares held in the KSOP as of April 5, 2003, was 2,786,420 or 32.64% of the Common Shares outstanding of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the cash compensation of the five highest paid executive officers of the Company whose aggregate cash compensation exceeded $100,000.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary	Bonus(1)	All Other Annual Compensation(2)

R. Douglas Cowan Chairman and Chief Executive Officer	2002 2001 2000	$ 345,385 321,540 310,000	$ 80,000 190,450 -0-	$ 3,000 1,647 1,547

Karl J. Warnke President and Chief Operating Officer	2002 2001 2000	278,308 248,845 211,539	70,000 153,500 -0-	3,000 1,921 1,406

David E. Adante Executive Vice President, Chief Financial Officer and Secretary	2002 2001 2000	201,231 188,000 182,000	50,500 99,750 -0-	3,000 2,415 1,540

C. Kenneth Celmer Senior Vice President and General Manager, Residential and Commercial Services	2002 2001 2000	175,539 161,925 154,500	63,150 103,950 30,000	3,000 1,600 2,237

Howard D. Bowles Senior Vice President and General Manager, Davey Tree Surgery Company	2002 2001 2000	167,692 155,770 149,846	40,150 101,100 -0-	66 1,855 1,712

_____________

(1)     Included payments made in Davey common stock at the year-end price of $12.80 per share as follows:  R. Douglas
          Cowan, $5,491; Karl J. Warnke, $4,493; David E. Adante, $2,547; C. Kenneth Celmer, $3,814; Howard D. Bowles,
          $1,510.

(2)     All other compensation represents amounts allocated to the participant accounts for each of the officers under the terms of the Company's 401KSOP and ESOP.

Option Grants in Last Fiscal Year

The Company made no grants of stock options to any named executive officer during the last completed fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

Name	Shares Acquired On Exercise (#)(3)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End $ (1) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. Douglas Cowan	24,000	$ 138,780	104,000	-0-	$ 557,000	$ -0-
Karl J. Warnke	14,755	75,066	61,245	-0-	321,080	-0-
David E. Adante	32,000	185,040	76,000	-0-	407,950	-0-
C. Kenneth Celmer	24,000	138,780	48,000	-0-	254,950	-0-
Howard D. Bowles	-0-	-0-	52,000	-0-	278,500	-0-

(1)     The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value at the date of exercise.

(2)     The value of unexercised options is based on the year-end price of $12.80 per share.

(3)     80,000 options which were exercised between January and March 2002 were also reported in the prior year proxy statement and are included above as follows:  Mr. Cowan, 24,000 options; Mr. Adante,
          32,000 options; and Mr. Celmer, 24,000 options.

Equity Compensation Plan Information (1)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1 (3)

Equity compensation plans approved by security holders	1,120,905	$ 8.75	1,070,000

Equity compensation plans not approved by security holders (2)	None	None	None

(1)     The equity compensation plans included in this table consist of stock options which were granted under the 1987
          Incentive Stock Option Plan or the 1994 Omnibus Stock Plan, both of which were approved by the security holders at the Company's annual meeting in 1987 and 1994, respectively.  The table also includes stock rights granted to employees under the 2002 Stock Subscription Plan, which was authorized under the 1994 Omnibus Stock Plan. All options and rights were granted at the fair market value of the stock, as determined by the independent stock valuation firm, as of the date of the grant.

(2)     No equity securities have been issued or authorized for issuance under any plan that has not been approved by the security holders of the Company.

(3)     Reflects common shares reserved under the 1994 Omnibus Stock Plan for stock option grants that have not been granted or forfeited.

Pension Plan Information

The following table shows estimated annual benefits payable under the employee retirement plan to an employee, including officers (other than to an employee who is subject to a collective bargaining agreement), retiring at age 65, and electing a life benefit without survivor options, with the years of benefit service and base compensation indicated. Such benefits are reduced to recognize in part the Company's cost of Social Security benefits related to service with the Company. The Company's plans also provide for the payment of benefits to an employee's surviving spouse or beneficiary.

Final Average Base Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35+ Years

$ 100,000	$ 4,817	$ 7,225	$ 9,633	$ 12,042	$ 14,450	$ 16,858
125,000	6,317	9,475	12,633	15,792	18,950	22,108
150,000	7,817	11,725	15,633	19,542	23,450	27,358
200,000 and up	10,817	16,225	21,633	27,042	32,450	37,858

A participant generally will be credited with a year of benefits service for each year after December 31, 1996, that the participant was eligible to participate in the pension plan. An employee's Final Average Annual Compensation is the employee's average W-2 earnings for the years participating in the plan and for the year 2002 cannot include compensation in excess of $200,000.

The credited years of service for Messrs. Cowan, Warnke, Adante, Celmer and Bowles are 17.4, 14.0, 20.0, 19.1, and 27.0, respectively.

The following graph shows the yearly change in cumulative total shareholder return on The Davey Tree Expert Company common shares as compared to the cumulative total return on the Standard & Poor's 500 Stock Index and to an index of selected peer group companies, the same group which is used by the Company's independent stock valuation firm.  The peer group consists of:  ABM Industries Incorporated; Dycom Industries, Inc.; FirstService Corporation; MasTec, Inc.; Quanta Services, Inc.; Rollins, Inc.; and, The ServiceMaster Company.

Comparison of Five-Year Cumulative Total Return
The Davey Tree Expert Company

	1997	1998	1999	2000	2001	2002
Davey	100	125	102	88	98	107
S&P 500 Index	100	129	156	141	125	97
Peer Group	100	116	89	98	83	64

REPORT OF THE COMPENSATION COMMITTEE

General

The Compensation Committee of the Board of Directors, composed entirely of nonemployee Directors, is responsible for management succession matters, for administering the Company's executive incentive and benefits programs, and for establishing salaries for executive officers. The Committee's recommendations in these matters are presented to the Board of Directors for approval. In its deliberations, the Committee periodically retains outside professionals to assess the fairness of the Company's compensation programs and meets frequently with the Chief Executive Officer of the Company to obtain management's recommendations on compensation issues.

Compensation Policies

The Committee is careful to align executive officer compensation with the interest of shareholders. The Committee has established a policy whereby a substantial portion of the compensation of executive officers, including the Chief Executive Officer, is contingent on the profitability of the Company. Approximately twenty-to-fifty percent of an executive officer's compensation is determined based on operating profit and pretax income. The fundamental theory of this policy is that the shareholders of the Company are entitled to a fair return on their investment before any incentive payments are made to executive officers. To the extent that the efforts of the executive officers result in a higher net income, the Committee believes that the officers should be rewarded. The Committee and the Board of Directors believe that this compensation policy creates a significant incentive for management of the Company, which in turn creates long-term benefits for the shareholders.

Base Salary

Base salary levels are largely determined on the basis of comparisons with similar companies of approximately the same size. The Committee periodically retains a nationally-known compensation consulting firm to conduct a compensation competitiveness study to determine the adequacy of the Company's compensation for executive officers compared to the compensation of officers in comparable companies. The last study was conducted in 2002, and compensation ranges were established by the Committee for each of the officers on the basis of job description and market comparisons. The Committee's general policy regarding base salary is that the Company's executive officers should be compensated near the "mid-point" of the market range established by the consultants, giving allowance to experience and provided that the Company's long-term goals are being achieved. None of the executive officers has an employment agreement with the Company.

The Committee reviews the performance of each of the officers of the Company with the Chief Executive Officer at each of its meetings and is particularly attentive to an assessment of the officers' performance against goals, demonstrated capabilities and development of subordinates. The salary adjustments for the Chief Executive Officer are determined solely by the Committee after an evaluation of the same criteria used for other executive officers. The officers of the Company are generally on a 12-15 month salary adjustment cycle.

Incentive Compensation

In 2002, the Board of Directors adopted a Management Incentive Plan based on achieving a consolidated operating profit target.  This operating profit target will be established each year by the Compensation Committee and ratified by the Board of Directors. The Bonus Fund will be determined each year based on that year's performance to target.  If the consolidated operating profit is less than 80% of target, there will be no Bonus Fund.  The amount of the Bonus Fund will increase the closer the actual results are to target.  If results are above the operating profit target, the fund will increase correspondingly. The Bonus Fund will continue to be allocated by the Committee to the management group based on individual performance, operating segment performance, as well as overall Company performance.

In 1994, the shareholders approved the 1994 Omnibus Stock Plan (the Plan), which consolidates into a single plan provisions for the grant of stock options, other stock-based incentives, and the maintenance of an employee stock purchase program. The Plan replaced the 1982 Employee Stock Purchase Plan and the 1987 Incentive Stock Option Plan, under which no future grants will be made. Provisions of the Plan give the Committee broad discretion to fashion the terms of awards in order to provide Davey Tree's employees with stock-based incentives that are appropriate under the circumstances. It is designed to foster long-term growth and performance by motivating employees through stock-based incentives and ownership, as well as enhance the Company's ability to attract and retain qualified employees and directors. Option grants are based on the fair market value of the Company's Common Shares on the date of grants, as established by an independent valuation firm, Management Planning, Inc. All employees of Davey Tree and its subsidiaries are eligible to participate in the Plan, and all nonemployee directors of Davey Tree are eligible to receive director options under the Plan. The committee believes the Plan provides incentives to increase the market performance of the Company's shares, thereby aligning the Company's interests with those of the shareholders.

By the Compensation Committee of the Board of Directors:  R. Cary Blair (Chairman), Russell R. Gifford, Richard S. Gray, and Douglas K. Hall.

Indebtedness of Management

The 2002 stock subscription offering resulted in the subscription of 836,007 common shares, whereby some employees opted to finance their subscriptions with a down payment of at least 10% of their total purchase price and a seven-year promissory note for the balance due, with the interest due at 4.75%.  Promissory note payments of both principal and interest are made either by payroll deduction or annual lump sum payment.  The promissory notes are collaterized with the common shares subscribed and the common shares are only issued when the related promissory note is paid-in-full.  Dividends are paid on all unissued subscribed shares.  The loans made pursuant to the subscription offering preceded the effective date and are, therefore, not subject to the prohibition of loans to company officers under the Sarbanes-Oxley Act of 2002.  In connection with the stock subscription offering, certain officers were indebted to the Company for the following amounts, representing the balance due on their promissory notes at December 31, 2002.

Officer	Total Subscription Shares	Total Indebtedness (Excluding Interest) at December 31, 2002
R. Douglas Cowan	25,000	$ 270,000
Karl J. Warnke	30,000	324,000
David E. Adante	25,000	270,000
Howard D. Bowles	21,000	226,800
C. Kenneth Celmer	25,000	270,000
Bradley L. Comport	10,000	108,000
Dr. Roger C. Funk	10,000	108,000
Gordon L. Ober	20,833	224,996
Richard A. Ramsey	20,000	216,000

PROPOSAL

Adoption of the Amendment to the Articles of Incorporation to Increase the Authorized Number of Common Shares

The Davey Tree Expert Company's Amended Articles of Incorporation (the "Articles") presently authorize the issuance of 12 million Common Shares. The Board of Directors approved the proposal on March 11, 2003, to increase the number of authorized Common Shares from 12 million to 24 million Common Shares. The proposal will not affect the number of authorized Preferred Shares, which will remain at 4 million.

As of April 5, 2003, there were 8,537,244Common Shares issued and outstanding, including unissued subscribed shares under the 2002 Subscription Plan, and 2,070,905 Common Shares reserved for issuance in connection with employee and director stock option plans and stock rights. Accordingly, if all options and stock rights were granted and exercised and all subscription payments made, the Company would have available fewer than 1,392,000 Common Shares.

Since the employee acquisition in 1979, the Company's shareholders have twice voted and approved an increase in the authorized number of Common Shares.

The Board of Directors believes that it is advisable to have additional Common Shares authorized for issuance in order to facilitate stock subscriptions, stock splits, stock dividends, employee benefit plans, future financings, and other distributions and to enable the Company to take advantage of favorable market conditions or attractive business opportunities. Having such additional authorized shares available will give the Company greater flexibility by permitting such shares to be issued without the delay and expense incident to holding a special meeting of shareholders.

The subsequent issuance by the Company of Common Shares, including the additional shares that would be authorized if this proposed amendment of the Articles is adopted, may dilute the present equity ownership position of current holders of Common Shares. The Company has no current plans, understandings, or agreements for issuing the additional shares that are to be authorized by the proposed amendment. Holders of Common Shares do not have preemptive rights with respect to the issuance of additional shares by the Company.

The proposal to increase the authorized number of Common Shares could be viewed as having an antitakeover effect. Authorized but unissued and unreserved Common Shares could be issued by the Board of Directors to make a change in control of the Company more difficult by diluting the stock ownership of those seeking to obtain control of the Company.

In order to effect an increase in the number of authorized Common Shares, it is proposed that the first paragraph of Article Fourth of the Articles be amended to read as follows:

FOURTH. The authorized number of shares of the Company is 28,000,000, consisting of 4,000,000 Preferred Shares, without par value (the "Preferred Shares"), and 24,000,000 Common Shares with par value of $1 each (the "Common Shares").

All other provisions and paragraphs of Article Fourth will remain unchanged.

Vote required. Pursuant to Article I, Section 6 of the 1987 Amended and Restated Regulations of the Company, the affirmative vote of a majority of the outstanding Common Shares is required to adopt this proposal to amend the Articles to increase the authorized number of Common Shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES TO 24 MILLION.

INDEPENDENT AUDITORS

Change in Independent Auditors

On October 26, 2001, the Company engaged Ernst & Young LLP (Ernst & Young) as its new independent accountants to act as the principal accountant to audit the Company's consolidated financial statements.

The Board of Directors and its Audit Committee participated in and approved the engagement of Ernst & Young.

During the fiscal years ended December 31, 2000 and December 31, 1999 and through October 26, 2001, the Company did not consult with Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and in no case was a written report provided to the Company nor was oral advice provided that was an important factor in reaching a decision by the Company as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On October 12, 2001, Deloitte & Touche LLP (Deloitte & Touche) was notified of their dismissal as independent auditors of the Company.

The reports of Deloitte & Touche on the Company's consolidated financial statements for the two fiscal years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2000, there were no disagreements with Deloitte & Touche on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report ("Disagreements") with respect to the fiscal year ended December 31, 2000.  There were no Disagreements with Deloitte & Touche for the interim periods subsequent to December 31, 2000.

Deloitte & Touche has not advised the Company that information has come to its attention that would materially impact the fairness or reliability of any interim or audited financial statements issued by the Company.

Fees and Other Matters

Under the Audit Committee's charter (Appendix B to this proxy statement), the Committee is required to give advance approval of any nonaudit services to be performed by the independent auditors, provided that such services are not otherwise prohibited by law or regulation.  There is no de minimis exception to the Committee's preapproval procedures.  The Committee may delegate the responsibility for this approval to one or more of its members, so long as the members report any such approvals to the full Committee at its next meeting.  Such delegation procedures are presently in place.  In addition, the Committee has also set specific limits in the amount of such services which the Company would obtain from Ernst & Young and requires management to report the specific engagement to the Committee at its next meeting.

The aggregate fees billed to the Company for professional services rendered by Ernst & Young for 2002 and 2001 were:

Type of Fees	2002	2001

Audit fees	$ 185,000	$ 178,000
Audit-related fees	27,200	36,000
Tax fees	174,800	53,150
All other fees	-0-	-0-

In the above table, "audit fees" are fees the Company paid Ernst & Young for professional services for the audit of the Company's consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q; "audit-related fees" are fees billed by Ernst & Young for audits of employee benefit financial statements and other assurance services; "tax fees" are for tax compliance, tax advice and tax planning; and "all other fees" are for fees billed by Ernst & Young to the Company for any services not included in the first three categories.

Ernst & Young has advised the Company that neither the firm nor any member of the firm has any direct or indirect financial interest, in any capacity, in the Company or any of its subsidiaries.

At the Annual Meeting

Representatives of Ernst & Young will have the opportunity to make a statement at the Annual Meeting and will be otherwise available to respond to appropriate questions from the shareholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has reviewed and discussed with management the audited consolidated financial statements of the Company.

The Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability of the Company's accounting principles, and such other matters as the Committee and the auditors are required to discuss under auditing standards generally accepted in the United States.  Additionally, the Committee discussed with the auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

Based on the foregoing reviews and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors:  Dr. Carol A. Cartwright, Russell R. Gifford, (Chairman), Douglas K. Hall, and James H. Miller.

Audit Committee Charter

 The Audit Committee Charter, as amended and restated by the Board of Directors, is attached hereto as Appendix B.

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on April 5, 2003, (the "record date") are entitled to notice of and to vote at the meeting. On that date, a total of 8,537,244 of the Company's Common Shares were outstanding and entitled to vote. Each of the Company's Common Shares is entitled to one vote.

Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to the President, any Vice President or the Secretary of the Company at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares voting multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the Company present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the Company. Abstentions and nonvotes are tabulated in determining the votes present at the meeting. Consequently, except as provided in the 401KSOP and ESOP Plan, an abstention or a nonvote has the same effect as a vote against a director nominee or a proposal, as each abstention or nonvote would be one less vote for a director nominee or a proposal.

If any of the nominees listed on page four becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board of Directors has no reason to believe that this will occur.

Other than as presented in this proxy statement, the Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the person named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

 Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company on or before December 29, 2003.  Additionally, a shareholder may submit a proposal for consideration at next year's Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if that proposal is submitted on or before March 7, 2004.

Expenses of Requesting Proxies

The Company will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Annual Report

The Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 2002, is being mailed to shareholders of record with this Proxy Statement.

                                                       For the Board of Directors,

                                                       DAVID E. ADANTE
                                                       Secretary

April 21, 2003

APPENDIX A

Charter for the Compensation Committee
of the Board of Directors

Function and Composition

The Compensation Committee (the "Committee") shall be appointed by the Board to discharge the Board's responsibilities relating to compensation policies and practices for the Company's officers and directors.

The Committee shall consist of no fewer than three members, all of whom meet the independence requirements established by the Board. Committee members shall be appointed annually by the Board on the recommendation of the Corporate Governance Committee.

Authority and Responsibilities

The Committee shall have overall responsibility for approving and evaluating plans, policies and other programs relating to the compensation of officers and directors.

The Committee shall have the authority to retain compensation consultants to assist the Committee in the evaluation of compensation plans for Company officers and directors. The Committee shall also have the authority to retain legal counsel, accounting and other professional advisors.

Annually, the Committee shall review compensation for directors and key executives, including that derived under incentive compensation plans and other equity-based compensation plans, and make recommendations to the Board. Also, the Committee shall review and approve annual base salary, annual incentive opportunity, long-term incentive opportunity, employment and severance agreements, change of control agreements and other supplemental benefits for the CEO or other key executives of the Company.

The Committee shall review at least annually the corporate goals and objectives relevant to CEO compensation. The Committee shall prepare an annual evaluation of the CEO in light of these goals and objectives, as they relate to CEO compensation. This evaluation shall be used to recommend the CEO's salary and incentive opportunity for the following year. Committee recommendations will consider peer rankings and past awards as well as current performance criteria.

Structure and Operations

The Board, with the recommendation of the Corporate Governance Committee, shall designate one member of the Committee as Chairman. The Committee shall meet at least two times per year at a time and place determined by the Committee Chairman. Additional meetings in person or telephonically may occur with the consent of the Committee members.

Reports

The Committee shall prepare an annual report on executive compensation that is required in the Company's proxy statement and other documents filed with state or federal regulatory agencies.

The Committee shall prepare a summary report of pertinent actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting following the Committee meeting by the Chairman or designee, who will ask the Board for approving actions as required by rules of governance.

Adopted by the Board of Directors
March 11, 2003

APPENDIX B

Charter for the Audit Committee of the Board of Directors

Function and Composition of the Committee

The Audit Committee ("Committee") shall be appointed by the Board of Directors ("Board")  and shall assist the Board in its oversight responsibility to shareholders, potential shareholders and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal and independent auditors; the independent auditors qualifications and independence; and, the Company's compliance with ethics policies and legal and regulatory requirements. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal audit, and financial management of the Company.

The Committee will consist of a minimum of three directors, all financially literate, at least one experienced in finance or accounting, who are independent of the management of the Company and are free from any relationship that, as determined by the Board, would interfere with their exercise of independent judgment.

Meetings of the Committee

The Board, with the recommendation of the Corporate Governance Committee, shall designate one member of the Committee as chair.

The Committee shall meet on a regular basis as set by the Board or the Committee and, at least annually, meet separately with the Company's management, internal audit, and independent auditors, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Outside Auditors, Outside Counsel and Advisors

The Company's outside auditors are accountable to the Board and the Committee. The Committee and, in turn, the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. In fulfilling its responsibilities, the Committee has the authority to engage any outside counsel and advisors as considered necessary.

Specific Duties of the Committee

-      Appointment of Outside Auditors--Recommend to the Board annually the selection, retention or termination of the Company's independent auditors. In doing so, evaluate the qualifications and performance of the independent auditors, including but not limited to (a) the resumes of key personnel, (b) a description of the quality control procedures the firm has established and (c) a report from the firm describing any material issues raised by the most recent quality control review of the firm and describing the steps the firm has taken to deal with any related problems.

-      Review Independence of Outside Auditors--In connection with recommending the firm to be retained as the Company's outside auditors, review the information provided by management and the outside auditors relating to the independence of the firm including, among other things, information related to the permitted nonaudit services provided and expected to be provided by the outside auditors. The Committee is responsible for (a) ensuring that the outside auditors submit at least annually a formal written statement delineating all relationships they have with the Company, consistent with Independence Standards Board Standard No. 1, (b) reviewing any disclosed relationship or service that may impact the objectivity and independence of the outside auditors, and (c) recommending that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

-      Outside Auditors Compensation--Preapprove all audit and permitted nonaudit services, including fees and terms, to be performed by the independent auditors, or, if responsibility for preapproval has been delegated to less than the full Committee, review and ratify preapproved audit and permitted nonaudit services.

-      Review of Audit Plan--Review with the independent auditors and the Company's financial management the scope and thoroughness of proposed audits and audit procedures, including the costs associated therewith, and at the conclusion thereof review the actual audit, including comments or recommendations of the independent auditors.

-      Review Audit Results--At the completion of the annual audit, review with management, internal audit and the independent auditors the following:

        -        The annual financial statements and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

        -        Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

        -        Significant changes to the audit plan, if any.

        -        Review with management and the independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements.

        -        Discuss and receive written communications from the independent auditors regarding their judgment about the quality, not just the acceptability, of the accounting principles used in financial reporting.

        -        Receive from the independent auditors other communications as required to be communicated by Statement of Auditing Standards No. 61, as amended, relating to the conduct of the audit.

        -        After preparation by management and review by the independent auditors and internal audit, the Committee shall review and approve the Statement of Management's Responsibilities to be included in the Company's annual report to shareholders.

        -        If deemed appropriate after review, recommend to the Board that the financial statements be included in the
                  Company's annual report on Form 10-K.

        -        The Committee will prepare and recommend to the Board the inclusion in the Company's annual proxy statement a report of the Committee.

-      Interim Quarterly Financial Statements--Review the interim financial statements and disclosures with management prior to the filing of the Company's Quarterly Report on Form 10-Q. Have a predetermined arrangement with management and the independent auditors to review the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of the review.

-      System of Internal Accounting Controls--Review with management, internal and independent auditors, the adequacy and effectiveness of the accounting and financial controls and other internal controls of the Company and elicit any recommendations for the improvement of such internal control procedures. Obtain annually from the independent auditors their report as to internal accounting controls and the absence of any material weaknesses in controls.

-      Review Internal Audit Plans and Reports--Review the annual internal audit plan of the Company and the performance and work of internal audit.

Other Matters

-      Review Company adherence to its written code of ethics. Receive an oral report(s), at least annually, from the Company's management concerning legal and regulatory matters that may have a material impact on the financial statements or the Company's compliance policies.

Annual Review of Charter

-      The Committee will review and reassess, with the assistance of management, the outside auditors and legal counsel, the adequacy of the Committee's charter at least annually. This process will include the recognition of evolving best practices.

Revised and approved by the Board of Directors
March 11, 2003

APPENDIX C

Charter for the Corporate Governance Committee
of the Board of Directors

Purpose

The Corporate Governance Committee is appointed by the Board of Directors with the purpose of considering and making recommendations to the Board concerning the appropriate size and composition of the Board.

Committee Membership

The Committee shall consist of three or more directors, the majority of whom shall be outside directors.

Committee Authority and Responsibility

The Corporate Governance Committee is responsible for working with the Chairman and CEO to develop, for Board approval:

-   criteria for Board candidacy (requisite skills, attributes, experience);

-   a roster of potential candidates for Board membership;

-   director retirement policies;

-   the kind, size and composition of Board committees, including recommended committee chairs;

-   recommendations on the structure and focus of Board meetings, with special attention to issues of governance and leadership.

The Corporate Governance Committee is responsible for considering, recommending for Board approval, and recruiting candidates to fill open positions on the Board.

The Corporate Governance Committee is responsible for overseeing an annual self-evaluation process by the Board and recommending any changes prompted by the evaluation.

Committee Structure and Operations

The Board, with the recommendation of the Governance Committee, will designate one member of the Committee as Chairman. The Committee shall meet at least two times per year at a time and place determined by the Committee Chairman. Additional meetings in person or telephonically may occur with consent of the Committee members.

Committee Reports

The Committee shall prepare a summary report of pertinent actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting by the Chairman or designee for information or approving action when required.

The Committee will conduct annual performance evaluations of the committees comparing the performance of the committees with the requirements of the charters and will set forth agenda items for improvement of committee performance for the coming year. Each committee will recommend to the Board any improvements to their charter deemed necessary or desirable by the committees.

Adopted by the Board of Directors
March 11, 2003

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN
YOUR PROXY

THE DAVEY TREE EXPERT COMPANY
Annual Meeting of Shareholders to be Held on May 20, 2003

THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS, WHICH RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

At the Annual Meeting of Shareholders to be held May 20, 2003, and at any adjournment, David E. Adante, Howard D. Bowles, C. Kenneth Celmer, Roger C. Funk, Fred W. Johnson, Steven A. Marshall and Richard A. Ramsey, and each of them, with full power of substitution in each, are hereby authorized to represent me and to vote my shares on the following:

                                                                  Date

                                           Please sign here

                                 Joint Owner, if any sign here

1.   Elect three Directors to the class to serve for a three-year term of office expiring at the Corporation's 2006 Annual Meeting of
      Shareholders.  The nominees of the Board of Directors are:
     Willard R. Holland, Karl J. Warnke and Robert A. Stefanko.

(Instruction: On the line below, write the name of any nominee or nominees for whom authority to vote is withheld. This proxy cannot be voted for a greater number of persons than the number of nominees named.)

 Unless otherwise specified above, this Proxy will be voted for the nominees listed in Item 1.

2.   To amend the Articles of Incorporation to increase the
      authorized number of Common Shares.

           __  For                __  Against                 __  Abstain

 Unless otherwise specified above, this Proxy will be voted for the proposal described in Item 2.

3.   Any other matter that may properly come before the meeting.

Please date and sign this Proxy exactly as your name appears on this card.  If the address on this Proxy is incorrect, please note your correct address.

__ Please check this box if you plan to attend the Annual Meeting of Shareholders.

  Detach above card, sign, date and mail in postage paid envelope provided.

THE DAVEY TREE EXPERT COMPANY

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

THE DAVEY TREE EXPERT COMPANY
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2003

This voting instruction is solicited by Reliance Trust Co. (the "Trustee") as trustee of The Davey 401KSOP and ESOP (the "Plan").

To Reliance Trust Co., Trustee of The Davey 401KSOP and ESOP: As a participant, and a named fiduciary in the Plan, I hereby direct the Trustee to vote in person or by proxy at the Annual Meeting of Shareholders to be held May 20, 2003, and at any adjournment, as shown below.

The Board of Directors recommends that you vote for the nominees listed in Item 1 and for the proposal listed in Item 2.

1.   Elect three Directors to the class to serve for a three-year term of office expiring at the Corporation's 2006 Annual Meeting of Shareholders. The
      nominees of the Board of Directors are: Willard R. Holland, Karl J.
      Warnke, and Robert A. Stefanko.

(Instruction:  On the line below, write the name of any nominee or nominees for whom authority to vote is withheld.  This voting instruction cannot be voted for a greater number of persons than the number of nominees named.)

Unless otherwise specified above, the Trustee will vote the shares specified below for the nominees listed in Item 1.

2.   To amend the Articles of Incorporation to increase the authorized number of Common Shares.

           __  For                __  Against                 __  Abstain

3.   Any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES LISTED AND FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

(Instruction:  Check one or both boxes)

__ I direct the Trustee to vote the shares allocated to my account as of the record date in accordance with this voting instruction card.

__ I direct the Trustee to vote the proportionate number of "nondirected"
     shares (shares allocated to other participants in the Plan for which the
     Trustee does not receive voting instructions) for which I may give voting instructions under the terms of the Plan in accordance with this voting instruction card.

If you do not complete and return this card, your shares will be voted, as provided in the Plan, proportionately in accordance with directions received from other participants in the Plan. If you wish to vote the nondirected shares differently from the shares allocated to your account, you may do so by requesting a separate voting instruction card from the Trustee at Reliance Trust Co., Attn:  Richard Love, 3384 Peachtree Road NE, Suite 900, Atlanta, GA  30326.

                                                                  Date

                                          Please sign here

 Please date and sign this Instruction Card exactly as your name appears on this card.

__ Please check this box if you plan to attend the Annual Meeting of
      Shareholders.

  Detach above card, sign, date and mail in postage paid envelope provided.

THE DAVEY TREE EXPERT COMPANY

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY